UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported) January 7, 2004

                              NEBO Products, Inc.
             (Exact name of registrant as specified in its chapter)

             Utah                   333-56552            87-0637063
             ----                   ---------            ----------
 (State or other jurisdiction      (Commission            (IRS Employer
       of incorporation            File Number)        Identification No.)


12351 Gateway Parkplace #100, Draper, Utah                          84020
------------------------------------------                          -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (801)495-2150

                 12382 Gateway Parkplace #300 Draper, Utah 84020
         (Former name or former address, if changed since last report)




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Item 5.  Other Information.

NEBO Products, Inc. was notified in writing on or about December 19, 2003 (the "Notice") that it continued to be in default under a note and security agreement dated January 8, 2002 (the "Note") in favor of Connect Consulting, LLC. The obligations of NEBO under the Note were secured by a pledge of collateral comprising all accounts receivable, in transit and warehoused inventory, existing and future intellectual property, trademarks, and all intangible and fixed assets (collectively, the "Collateral"). The Notice also advised NEBO that the Note had been assigned by Connect Consulting, LLC to Alliance Sports Group, L.P. ("Alliance") and that Alliance intended to accept the Collateral in full satisfaction of the obligations of the company under the Note within 20 days of the date of the notice. NEBO believes, therefore, that Alliance intends to perfect its security interest under the Note and related security agreements and to discharge the company under the Note by foreclosing on the lien on the Collateral on or about January 9, 2004, which date is 20 days from the date of the Notice.

As a consequence of the action by Alliance, the Note will be deemed discharged in full and the company will have no further liability under the Note. The assets of the company comprising the Collateral, which are substantially all of the assets of the company, will as a result become the sole and exclusive property of Alliance and the company will effectively cease operations. The business activities of the company relating to the Collateral, including, without limitation, the ownership of the company's intellectual property, contract rights, and other assets, will be continued by and at the discretion of Alliance.

The company has been in default under the original obligation since March 2003. After receipt of the first notice of default from the original lender, the company made a concerted effort to cure the default and to otherwise refinance the business. The company had worked with numerous other creditors to restructure debt and convert debt to equity in an effort to avoid the financial difficulties that included the default under the Note. Scott Holmes, the remaining director and officer of the company and other employees made an effort to sell part or all of the company's operations to one or more interested parties throughout calendar 2003.

Mr. Holmes will continue with the company for an undetermined period of time to oversee winding up of the company's affairs.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2004          NEBO PRODUCTS, INC.
                               (Registrant)



                               By:      /s/ Scott Holmes
                                  -----------------------------------------
                                  Scott Holmes
                                  President and Chief Executive Officer